EXHIBIT 21

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES
FEBRUARY 28, 2006

Ben Holt Company	Kiewit Energy Group Inc.
Bibb and Associates, Inc.	Kiewit Energy Holdings Inc.
Bighorn Walnut, LLC	Kiewit Energy International Inc.
Buckskin Mining Company	Kiewit Engineering Co.
Construcciones Kiewit, S.A. de C.V.	Kiewit Engineering Canada Co.
Construction Kiewit Cie	Kiewit Federal Group Inc.
Constructora Kiewit, C.A.	Kiewit Finance Group Inc.
Continental Alarm & Detection Company	Kiewit Hydropower Investors Inc.
Continental Fire Sprinkler Company	Kiewit Industrial Co.
GBV-Texas, L.P.	Kiewit Industrial Canada Co.
GIC Industrial, Inc.	Kiewit International Inc.
GMF 1 L.L.C.	Kiewit International Services Inc.
GSC Atlanta, Inc.	Kiewit Investment Fund LLLP
GSC Contracting, Inc.	Kiewit Investment Holdings Inc.
General Construction Company	Kiewit Investment Subsidiary Inc.
Gilbert Central Corp.	Kiewit Management Co.
Gilbert Frontier, Inc.	Kiewit Mazon Constructores, S.A. de C.V.
Gilbert/Healy, L.P.	Kiewit McNair Creek Investors Corp.
Gilbert Industrial Corporation	Kiewit Mexico, LLC
Gilbert Industrial Texas, L.P.	Kiewit de Mexico, S. de R.L. de C.V.
Gilbert Marine L.L.C.	Kiewit Mining Group Inc.
Gilbert Network Services, L.P.	Kiewit Mining Leasing Company
Gilbert Southern Corp.	Kiewit Mining Properties Inc.
Gilbert Texas Corp.	Kiewit Network Services Co.
Gilbert Texas Construction, L.P.	Kiewit Offshore Services, Ltd.
Gilbert Western Corp.	Kiewit Pacific Co.
Global Surety & Insurance Co.	Kiewit Venezuela Inc.
Guernsey Construction Company	Kiewit Ventures Group Inc.
KES Inc.	Kiewit Western Co.
KT Developers, LLC	Lac De Gras Excavation Inc.
KT Mining, LP	Les Entreprises Kiewit Ltee
KiEnergy, Inc.	Managed Lanes LP
Kiewit Building Group Inc.	Mass. Electric Construction Co.
Kiewit Canada Group Inc.	Mass. Electric Construction Venezuela, S.A.
Kiewit Construction Company	Mass. Electric International, Inc.
Kiewit Constructors Inc.	MECC Rail Mexicana, S.A. de C.V.
Kiewit Corporation	Midwest Agencies, Inc.
Kiewit Development Company	Peter Kiewit Sons Co.
Kiewit Energy Ltd.	Seaworks, Inc.
Kiewit Energy Canada Corp.	Servitec de Sonora, S.A. de C.V.
Kiewit Energy Company	Twin Mountain Construction II Company
Kiewit Energy Constructors Corp.	V. K. Mason Construction Co.
Kiewit Energy Fabricators Corp.	Walnut Creek Mining Company